Exhibit 3.245

Secretary of State
Corporations Division
Suite 315, West Tower
2 Martin Luther King Jr. Dr.
Atlanta, Georgia 30334-1530

CONTROL NUMBER	:	9845530
EFFECTIVE DATE	:	12/11/1998
COUNTY	:	FULTON
REFERENCE	:	0048
PRINT DATE	:	12/17/1998
FORM NUMBER	:	356

DARREN HAUCK
C/O ALSTON & BIRD LLP
1201 W. PEACHTREE STREET, N.W.
ATLANTA, GA 303093424
CERTIFICATE OF ORGANIZATION
I, Lewis A. Massey, the Secretary of State of the State of Georgia do hereby certify under the seal of my office that
EHCA NORTHLAKE, LLC
A GEORGIA LIMITED LIABILITY COMPANY
has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of articles of organization in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Lewis A. Massey
Secretary of State

ARTICLES OF ORGANIZATION
OF
EHCA NORTHLAKE, LLC
ARTICLE I
Name
     The name of this Limited Liability Company is “EHCA NORTHLAKE, LLC”. It is referred to in these Articles of Organization, dated December 10th, 1998, as the “LLC”. It is organized under the Georgia Limited Liability Company Act (O.C.G.A. §14-11-100 et. seq.)
ARTICLE II
Management
     Management of the LLC is vested in one or more Manager(s).
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the date first above written.

EHCA NORTHLAKE, LLC

Name:	/s/ [ILLEGIBLE] Organizer

Secretary of State
Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

DOCKET NUMBER	:	033020968
CONTROL NUMBER	:	K845530
EFFECTIVE DATE	:	10/29/2003
REFERENCE	:	0077
PRINT DATE	:	10/29/2003
FORM NUMBER	:	661

C T CORPORATION SYSTEM
JESSICA B. CHASTAIN
1201 PEACHTREE STREET, NE
ATLANTA, GA 30361
CERTIFICATE OF NAME CHANGE AMENDMENT
I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that
EHCA NORTHLAKE, LLC
A GEORGIA LIMITED LIABILITY COMPANY
has filed articles of amendment in the Office of the Secretary of State changing its name to
NORTHLAKE MEDICAL CENTER, LLC
and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.
WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Cathy Cox
Secretary of State

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
Pursuant to the provisions of Sec. 14-11-210 of the Georgia Limited Liability Company Act, the undersigned limited liability company hereby submits the following Articles of Amendment:
1. The name of the limited liability company is: EHCA Northlake, LLC.
2. Its articles of organization were filed on: 12/11/98.
3. The amendment(s) to the articles of organization is (are) as follows:
     “1. The name of the limited liability company is: Northlake Medical Center, LLC.”
4. The effective date and time of the amendment, if later than the date and time the articles of amendment are filed is: n/a
Date: October 28, 2003

EHCA Northlake, LLC

By	/s/ Dora A. Blackwood Dora A. Blackwood
Assistant Secretary

SECRETARY OF STATE 2003 OCT 29 P 3:08 CORPORATIONS DIVISION